Exhibit 4.1

THIS DEBENTURE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 3 OF THIS DEBENTURE TO THE SENIOR INDEBTEDNESS (AS DEFINED HEREIN), AND EACH HOLDER OF THIS DEBENTURE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SECTIONS 3 AND 12 OF THIS DEBENTURE.

THIS DEBENTURE AND ITS HOLDER ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT (AS DEFINED BELOW). THIS DEBENTURE MAY NOT BE SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE TRANSFEREE, PLEDGEE OR OTHER APPLICABLE PARTY EXECUTES A JOINDER substantially in the form attached as Exhibit B hereto (EXCEPT THAT NOTWITHSTANDING THE FOREGOING, THIS DEBENTURE MAY BE PLEDGED AS COLLATERAL TO THE LENDERS TO HOLDER(S) HEREOF).

NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS DEBENTURE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED (EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH) OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE COMPANY (AS DEFINED HEREIN) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT AS SET FORTH IN SECTION 7.2(D) OF THIS DEBENTURE.

CONVERTIBLE DEBENTURE

__________ __, 202__

$_____	Atlanta, GA

No. A1-1

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to _____________________ or its registered assigns (“Holder”), the principal sum of _______________________ Dollars ($_____), together with interest thereon as provided herein.

This Convertible Debenture (this “Debenture”) is being issued pursuant to that certain [Securities Purchase Agreement, dated as of December 1, 2020, to which the Company and the Holder are parties / Amended and Restated Purchase Agreement, dated as of December 1, 2020, among the Holder, Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and the Company] (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement. This Debenture is one of a series of Debentures in substantially the same form being issued to Holder in accordance with the provisions of the Purchase Agreement or that certain [Securities Purchase Agreement, dated as of December 1, 2020, to which the Company and SPAC Opportunity Partners Investment Sub LLC are parties (the “Securities Purchase Agreement”) / Amended and Restated Purchase Agreement, dated as of December 1, 2020, among Ribbon Communications Operating Company, Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and the Company (the “Ribbon Purchase Agreement”)] (the “Other Debentures”). This Debenture and the Other Debentures are sometimes referred to collectively as the “Debentures”.

1. Definitions. For purposes of this Debenture, the capitalized terms set forth below shall have the following meanings:

“Board” means the board of directors of the Company.

“Business Day” means each day, other than a Saturday or Sunday, on which banking institutions are not authorized or obligated by law, regulation or executive order to close in Atlanta, Georgia, New York, NY or Dallas, TX.

“Change in Control” means any one of the following after the Original Issuance Date and the consummation of the transactions contemplated by the Purchase Agreement and the [Ribbon Purchase Agreement / Securities Purchase Agreement]:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(b) Individuals who, as of the Original Issuance Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Original Issuance Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board;

(c) Consummation by the Company of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any subsidiary of the Company with any other corporation or other entity, in any case with respect to which the Outstanding Company Voting Securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any ultimate parent thereof) more than 55% of the outstanding common stock and of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting or surviving entity (or any ultimate parent thereof); or

(d) (i) Consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other person or entity with respect to which, following such sale or other disposition, more than 55% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or (ii) stockholder approval of a complete liquidation or dissolution of the Company.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Conversion Price” means $3.45, as may be adjusted from time to time as set forth in this Debenture.

“Original Issuance Date” means December 1, 2020.

“Senior Credit Agreement” means that certain Credit Agreement dated as of December 18, 2017, by and among Stratos Management Systems, Inc., a Delaware corporation, as the prior borrower, Stratos Management Systems Holdings, LLC, as parent of such prior borrower, and Senior Lender, as assigned and assumed by Stratos Management Systems, Inc. (formerly known as Tango Merger Sub Corp.), a Delaware corporation, and the Company, collectively, as the new co-borrowers thereunder, pursuant to that certain Third Amendment to Loan Documents dated as of the date hereof, or any credit agreement entered into by the Company and/or one or more of its subsidiaries in replacement of such Credit Agreement, including all amendments, modifications or supplements to any of the foregoing.

“Senior Credit Default” means any “Event of Default” as such term is defined in the Senior Credit Agreement.

“Senior Credit Facility” means collectively, all financial accommodations extended by Senior Lender to Company and the other “Borrowers” under the Senior Credit Agreement, including in each case, all deferrals, renewals, extensions, replacements or refundings of such facility.

“Senior Credit Termination” means the date upon which (a) the Senior Indebtedness (other than contingent obligations with respect thereto) are satisfied in full and (b) all commitments of Senior Lender to extend financial accommodations with respect to the Senior Credit Facility have been terminated.

“Senior Lender” means Comerica Bank (together with its successors and assigns) or any other lender under any credit agreement entered into by the Maker and/or one or more of its subsidiaries in replacement of the Senior Credit Agreement.

“Senior Loan Documents” means the “Loan Documents” as such term is defined in the Senior Credit Agreement, including all amendments, modifications or supplements thereto.

“Trading Day” means any day on which the Common Stock is traded for any period on the over-the-counter bulletin board or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Triggering Event” means the occurrence, at any time after the Original Issuance Date, of the closing price of the Common Stock on the principal trading market for the Common Stock for any 40 Trading Days within a consecutive 60 Trading Day-period exceeding $6.00, as adjusted for stock splits, stock dividends, reorganizations and recapitalizations affecting the Common Stock and the Original Issuance Date.

2. Payments.

(a) Beginning on the issuance date of this Debenture (the “Issuance Date”), the outstanding principal balance of this Debenture shall bear interest, in arrears, at a rate per annum equal to ten percent (10%) (the “Base Rate”). Accrued interest hereunder shall be payable quarterly on March 31, June 30, September 30 and December 31 of each calendar year (each, an “Interest Payment Date”), with the first such payment to be made on the first Interest Payment Date occurring after the Issuance Date. Such first payment shall include interest only from the Issuance Date until such Interest Payment Date. Accrued interest on this Debenture shall be added to the principal sum of this Debenture on each Interest Payment Date (and the increased principal amount shall be reflected on the Company’s books and records as of each such Interest Payment Date and interest shall accrue on such increased principal amount commencing on each Interest Payment Date), except upon maturity in which case accrued and unpaid interest not previously added to the principal sum of this Debenture shall be paid in cash. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Notwithstanding the foregoing, upon and following the occurrence of an Event of Default (as defined below), from the date of the Event of Default until such Event of Default is cured, the Base Rate shall be increased to the lower of (i) fourteen percent (14%) and (ii) the maximum applicable legal rate per annum (such lower rate, the “Default Rate”) and interest shall be payable in cash.

(b) Subject to the provisions of Section 4 hereof relating to the conversion of this Debenture, the entire principal sum hereof, together with accrued and unpaid interest thereon, shall be due and payable in cash on the earlier to occur of (i) such date, commencing on or after the thirty (30)-month anniversary of the Original Issuance Date, as the Holder, at its sole option, upon not less than thirty (30) days’ prior written notice to the Company, demands payment hereof and (ii) the occurrence of a Change in Control. In advance of consummating any Change in Control, the Company shall provide the Holder with at least thirty (30) days’ prior written notice. This Debenture shall not amortize.

(c) If any day on which any amount is payable under this Debenture is not a Business Day, then the amount otherwise payable on that date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of such delay).

(d) In the event of any partial payment of principal or accrued interest, for whatever reason, any such partial payment of principal and/or interest on the Debentures shall be allocated among the respective Debentures and holders thereof so that the amount of such payments to each holder shall bear as nearly as practicable the same ratio to the aggregate amount then to be paid as the principal amount of the Debentures then held by such holder bears to the aggregate principal amount of Debentures then outstanding.

3. Ranking and Subordination. Except as set forth in this Section 3, the indebtedness evidenced by this Debenture shall rank equal in right of payment with all existing and future senior indebtedness of the Company. The indebtedness evidenced by this Debenture and the guaranty described in Section 14 and the other indebtedness, obligations and liabilities of the Company, Computex and its subsidiaries under the Purchase Agreement owing to Holder (collectively, the “Subordinated Indebtedness”) are subordinate and junior to the prior payment in full of all Senior Indebtedness (as defined below) to the extent and in the manner hereinafter set forth. The Holder agrees, from time to time as reasonably requested by the Company, to execute any documents reasonably required by the Company’s lenders reaffirming the subordination provisions contained in this Debenture; provided, however, that the existing rights of the Holder shall not be adversely affected thereby. For purposes of this Debenture and the guaranty described in Section 14, the term “Senior Indebtedness” shall mean all senior indebtedness, obligations and liabilities of the Company, Computex and Computex’s subsidiaries, whether outstanding on the date hereafter or thereafter created, incurred, assumed, guaranteed or in effect, in each case, under the Senior Credit Facility, together with all other sums due thereon and all costs of collecting the same (including, without limit, reasonable attorney fees) for which such Person is or at any time may be liable.

For the avoidance of doubt, Company shall have the right to pay (or cause to be paid) to Holder, and Holder shall have the right to receive and accept from Company, AVCTechnologies USA, Inc., American Virtual Cloud Technologies Ireland Limited, Computex and Computex’s subsidiaries, any and all regularly scheduled payments of the Subordinate Indebtedness (or any portion thereof) due to Holder pursuant to the terms and provisions of this Debenture (including, without limitation, Section 2(a) and 2(b) hereof), the guaranty described in Section 14, and/or the Purchase Agreement as and when such payments become due and payable; provided, that (x) no Senior Credit Default (I) has occurred and is continuing as of the date of the proposed payment to Holder, or (II) would otherwise result from such proposed payment being made to Holder and (y) no Insolvency Proceeding (as defined below) has occurred.

In the event of any Insolvency Proceeding, the Senior Lender shall be entitled to receive payment in full of all Senior Indebtedness before Holder is entitled to receive any subsequent payment on account of any Subordinated Indebtedness; provided, however, that (x) in no event shall any such subordination impair the ability of the Company to issue or the rights of the Holder to receive additional Debentures in respect of accrued and unpaid interest in accordance with Section 2 hereof and (y) the foregoing shall not be deemed to require the repayment or reimbursement by Holder to Senior Lender of any amounts permitted to be received by Holder with respect to the Subordinated Indebtedness in compliance with this Section 3 prior to the occurrence of such Insolvency Proceeding.

During the continuance of any Senior Credit Default, no cash payment shall be made with respect to the Subordinated Indebtedness (or any renewals or extensions thereof) if written or telegraphic notice of such event of default has been received by the Company from the Senior Lender pursuant to Section 13 of the Senior Credit Agreement. Should any payment, distribution or security or proceeds from these be received by Holder upon or with respect to the Subordinated Indebtedness that is not otherwise permitted under this Section 3 prior to the Senior Credit Termination, Holder shall immediately deliver same to the Senior Lender in the form received (except for endorsement or assignment by Holder where required by the Senior Lender), for application on the Senior Indebtedness (whether or not then due and in such order of maturity as the Senior Lender elects) and, until so delivered, the same shall be held in trust by Holder as the property of the Senior Lender.

Until the Senior Credit Termination, upon the occurrence and during the continuance of any Senior Credit Default (and written notice thereof to the Company by the Senior Lender as described in the immediately preceding paragraph) and/or any Insolvency Proceeding, Holder will not (without the prior consent of Senior Lender) ask for, demand, sue for, take or receive (by way of voluntary payment, acceleration, set-off or counterclaim, foreclosure or other realization on security, dividends in bankruptcy or otherwise), or offer to make any discharge or release of, any of the Subordinated Indebtedness, and Holder waives any such rights with respect to the Subordinated Indebtedness. Holder shall not exercise any rights of subrogation or other similar rights with respect to the Senior Indebtedness until the Senior Credit Termination. This Section 3 constitutes a continuing agreement of subordination, as of any date prior to the Senior Credit Termination, even though the outstanding balance of the Senior Indebtedness may, from time to time, be zero.

As of the date hereof, the Subordinated Indebtedness is unsecured. To the extent the Subordinated Indebtedness is ever secured by collateral also securing the Senior Indebtedness (referenced herein as “Shared Collateral”) and until the Senior Credit Termination, Holder agrees it will not (without the prior consent of Senior Lender) exercise any of Holder’s rights in any such Shared Collateral now or later securing the Subordinated Indebtedness. As of any date prior to the Senior Credit Termination, all rights of Holder in any Shared Collateral now or later securing the Subordinated Indebtedness are subordinated to all rights of the Senior Lender now or later existing in any of the same Shared Collateral. The relative priorities of the Senior Lender and Holder in any Shared Collateral as set forth in this Section 3 control irrespective of the time, method or order of attachment or perfection of the liens and security interests acquired by the parties in the Shared Collateral and irrespective of the priorities as would otherwise be determined by reference to the Uniform Commercial Code or other applicable laws. As of any date prior to the Senior Credit Termination, Holder shall not contest the validity, priority or perfection of the security interest in or other lien upon the Shared Collateral (regardless of whether the Senior Lender’s security interest in or lien upon the Shared Collateral is valid or perfected). The priorities of any liens or security interests of the parties in any property of the Company, Computex or any of its subsidiaries other than the Shared Collateral are not affected by this Section 3 and shall be determined by reference to applicable law. The Senior Lender’s rights under this Section 3 are in addition to, and not in substitution of, its rights under any other subordination agreement with Holder.

To the extent the Subordinated Indebtedness is ever secured by any Shared Collateral as of any date prior to the Senior Credit Termination, the relative rights of the Senior Lender and the Holder in or to any distributions from or in respect of any such Shared Collateral or proceeds of such Shared Collateral, including without limitation, with respect to any rights acquired by Holder under Sections 363 and 364 of the Bankruptcy Code (as defined herein) shall continue after the filing of such petition on the same basis as prior to the date of such filing. If any Insolvency Proceeding shall occur, the Holder shall file appropriate claims or proofs of claim in respect of this Debenture at least 30 days prior to the expiration of the period during which such claims or proofs of claims may be filed without the approval of the court or any third party. Upon the failure of the Holder to take such action, the Senior Lender is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of the Subordinated Indebtedness and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise of enforcement of any of the rights or interests of Holder with respect to the Subordinated Indebtedness. If any of the Company, Computex or its subsidiaries shall become subject to an Insolvency Proceeding, (i) the Holder will not oppose the Senior Lender’s requests for adequate protection payments, post-petition interest, or for additional collateral or replacement liens or security interests in connection with any use of cash collateral or financing for a debtor-in-possession and (ii) the Holder will not seek or request adequate protection or adequate protection payments in any such proceeding. The Holder agrees that it will not object to or oppose a sale or other disposition of any assets included in the Shared Collateral securing the Senior Indebtedness (or any portion thereof) free and clear of liens, security interests or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Lender has consented to such sale or disposition of such assets and the Holder will be deemed to have (a) consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or disposition supported by the Senior Lender and (b) concurrently with the closing of such sale, the Holder shall release its liens and security interests, if any, in such assets, property or interests consisting of Shared Collateral. The Holder shall not support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan either (a) results in the Senior Indebtedness being paid in full, (b) is accepted by the Senior Lender or (c) incorporates this Section 3 by reference and continues the rights and priorities of the Senior Lender and the Holder in such Shared Collateral subsequent to the effective date of such plan. To the extent that the Holder has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Shared Collateral, the Holder agrees not to assert any of such rights without the prior written consent of the Senior Lender; provided that if requested by the Senior Lender, the Holder shall timely exercise such rights in the manner reasonably requested by the Senior Lender, including any rights to payments in respect of such rights. The Holder acknowledges and agrees that the Senior Indebtedness and the Subordinated Indebtedness should be separately classified in any plan of reorganization proposed or adopted in any case under the Bankruptcy Code or any other proceeding (including, without limitation, for purposes of Section 1122 of the Bankruptcy Code). If any of the Company, Computex or its subsidiaries shall become subject to a case under the Bankruptcy Code, all proceeds of Shared Collateral shall be applied to the Senior Indebtedness until such Senior Indebtedness is paid in full before any distribution shall be made to the Holder; if any such distribution is received by the Holder, it shall be paid or delivered directly to the Senior Lender. Except as otherwise provided herein, in any case or proceeding under the Bankruptcy Code or any other insolvency, bankruptcy, receivership, liquidation (voluntary or involuntary), reorganization or other similar proceeding involving the Company, Computex, any of its subsidiaries or their respective properties (such case or proceeding referred to as an “Insolvency Proceeding”), the Holder may exercise its respective rights and remedies as an unsecured creditor only against the Senior Lender in accordance with applicable law; provided that the Holder shall not take any action that is, or would reasonably be expected to be, otherwise inconsistent with the terms of this Section 3. As used herein, the term “Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C.§§101 et seq, as amended, and any successor statute.

Holder waives any duty on the part of the Senior Lender, and agrees that Holder is not relying upon nor expecting the Senior Lender, to disclose to Holder any fact now or later known by the Senior Lender, whether relating to the operations or condition of the Company, Computex or any of its subsidiaries, the existence, liabilities or financial condition of any guarantor of the Senior Indebtedness, the occurrence of any default with respect to the Senior Indebtedness or otherwise, notwithstanding any effect this fact may have upon Holder’s risk or Holder’s rights against such Person.

The Senior Lender, in its sole discretion, without notice to Holder, may release, exchange, enforce and otherwise deal with any security now or later held by the Senior Lender for payment of the Senior Indebtedness or release any party now or later liable for payment of the Senior Indebtedness without affecting in any manner the Senior Lender’s rights under this Section 3. Holder acknowledges and agrees that the Senior Lender has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Senior Indebtedness, and Holder is not relying upon assets in which the Senior Lender has or may have a lien or security interest for payment of the Senior Indebtedness.

Notwithstanding any prior revocation, termination, surrender, or discharge of the Senior Indebtedness in whole or in part, the effectiveness of this Section 3 shall automatically continue or be reinstated in the event that any payment received or credit given by the Senior Lender in respect of the Senior Indebtedness after such revocation, termination, surrender or discharge, as applicable, is returned, disgorged, or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case the subordination provisions in this Section 3 shall be enforceable against Holder as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Senior Lender, and whether or not the Senior Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of such continuation or reinstatement of the subordination provisions in this Section 3 as set forth in this paragraph, Holder agrees upon demand by the Senior Lender to execute and deliver to the Senior Lender those documents which the Senior Lender reasonably determines are appropriate to further evidence (in the public records or otherwise) such continuation or reinstatement, although the failure of Holder to do so shall not affect in any way the reinstatement or continuation.

Holder waives, to the extent not expressly prohibited by applicable law, any right to require the Senior Lender to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Company or any other Person, or otherwise comply with the provisions of Section 9.611 or 9.621 of the Texas or other applicable Uniform Commercial Code; or (c) pursue any other remedy in the Senior Lender’s power. Holder waives notice of acceptance of this Debenture and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment or notice of acceleration of any Senior Indebtedness, any and all other notices to which Holder might otherwise be entitled, and diligence in collecting any Senior Indebtedness, and agrees that Senior Lender may, once or any number of times, modify the terms of any Senior Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Senior Indebtedness, or permit the Company, Computex and its subsidiaries to incur additional Senior Indebtedness, all without notice to Holder and without affecting in any manner the unconditional obligations of Holder under this Section 3.

4. Conversion.

4.1. Conversion Rights.

(a) Optional Conversion. The unpaid principal amount of this Debenture (together with all accrued but unpaid interest thereon) shall be convertible, in whole or in part, at the option of the Holder at any time prior to the payment in full of the principal amount of this Debenture (together with all accrued but unpaid interest thereon), into such number of shares of fully paid and non-assessable shares of Common Stock as is determined by dividing the principal amount of the Debenture so converted (together with all accrued but unpaid interest thereon) by the Conversion Price (the “Holder Conversion Right”).

(b) Mandatory Conversion. If a Triggering Event occurs and provided that (i) the Company is not in breach of its obligations under the Registration Rights Agreement and (ii) the shares of Common Stock into which this Debenture and the Other Debentures are then convertible may be freely resold by each Holder without restriction under applicable securities laws whether pursuant to an effective registration statement or otherwise, then the unpaid principal amount of this Debenture (together with all accrued but unpaid interest thereon) shall automatically be converted as of the 5:00 p.m. Atlanta time on the sixth (6th) Trading Day (the “Mandatory Conversion Date”) following the delivery to the Holders of written notice of such Triggering Event accompanied by a reasonably detailed calculation substantiating the occurrence of such Triggering Event into such number of shares of fully paid and non-assessable shares of Common Stock as is determined by dividing the principal amount of the Debenture (together with all accrued but unpaid interest thereon) by the Conversion Price (a “Mandatory Conversion”).

4.2. Issuance of Certificates. The Holder Conversion Right may be exercised by the Holder by the surrender of this Debenture (or of any replacement Debenture issued hereunder) with the conversion notice attached hereto duly executed, at the principal office of the Company or the transfer agent of the Company. Conversion shall be deemed to have been effected on (a) in the case of the Holder Conversion Right, the date that such delivery of the Debenture and conversion notice is actually made, or (b) in the case of Mandatory Conversion, the Mandatory Conversion Date (as applicable, the “Conversion Date”). As promptly as practicable, and in any event within three (3) Trading Days, after a Conversion Date and the Company’s receipt of the Debenture being converted (and the conversion notice, if applicable) (such fifth Trading Day thereafter, the “Share Delivery Date”), the Company shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled (or evidence of the issuance of such shares in book entry form) and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 4.4. The Company shall not be obligated to issue Common Stock certificates in the name of any party other than the Holders of the respective Debentures, absent full compliance with the provisions of Section 7 hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the next succeeding day on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. All rights with respect to the Debentures (or any portion thereof) that are converted pursuant to this Section 4, including the rights to receive interest and notices, shall terminate upon conversion pursuant to this Section 4.2. Upon conversion of only a portion of this Debenture, the Company shall issue and deliver to the Holder hereof, at the expense of the Company, a new Debenture covering the principal amount of this Debenture not converted, which new Debenture shall entitle the holder thereof to interest on the principal amount thereof to the same extent as if the unconverted portion of this Debenture had not been surrendered for conversion.

4.3. Reservation of Stock Issuable Upon Conversion. The Company covenants that, for so long as any Debentures remain outstanding, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the Holder Conversion Right or upon Mandatory Conversion, a sufficient number of shares of Common Stock to provide for the full exercise of the Holder Conversion Right or the conversion pursuant to Mandatory Conversion.

4.4. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair value of one share of the Company’s Common Stock on the Conversion Date, which shall be the closing price of the Common Stock on the Conversion Date as reported on the principal trading market therefor or in the absence of any such closing price, as determined in good faith by the Board.

4.5. Adjustment of Conversion Price. The Conversion Price and the number and kind of securities which may be received upon the exercise of the Holder Conversion Right or the Company Conversion Right shall be subject to the adjustment from time to time upon the happening of certain events, as follows:

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Company shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 4.5(b) as of the time of actual payment of such dividends or distributions.

(c) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provisions shall be made so that the holders of Debentures shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Debentures been converted into Common Stock on such record date and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4.5 with respect to the rights of the holders of the Debentures.

(d) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Debentures shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in Section 4.5(e) below), then and in each such event the holder of each Debenture shall have the right thereafter to convert each Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, as holders of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(e) Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.5) or a merger or consolidation of the Company with or into another corporation or entity, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Debentures shall thereafter be entitled to receive upon conversion of the Debentures, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5 with respect to the rights of the holders of the Debentures after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.5 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Debentures) shall be applicable after that event as nearly equivalent as may be practicable.

(f) Adjustments for Dilutive Issuances.

(i) Special Definitions. For purposes of this Section 4.5(f), the following definitions shall apply:

(1) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.5(f)(ii), deemed to be issued) by the Company after the Original Issuance Date, other than (I) the following shares of Common Stock and (II) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (I) and (II), collectively, “Exempted Securities”):

(I) securities issued pursuant to the conversion or exercise of Options or Convertible Securities issued or outstanding on or prior to the Original Issuance Date (so long as the conversion or exercise prices of such securities are not amended to lower such price and/or adversely affect the Holder);

(II) the Other Debentures, the Warrants (as such term is defined in the Purchase Agreement) and any additional debentures or other securities issued as payment of interest on the Debentures;

(III) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5(a) through Section 4.5(e);

(IV) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board and the holders of the Common Stock;

(V) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options that were issued in compliance with Section 4.5(f) or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities that were issued in compliance with Section 4.5(f), in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security;

(VI) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, as a customary “equity sweetener” pursuant to a bona fide debt financing, equipment leasing or real property leasing transaction approved by the Board; and

(VII) shares of Common Stock, Options or Convertible Securities issued pursuant to an acquisition of another corporation or other business by the Company or any of its subsidiaries by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, contribution agreement or similar arrangement, provided that such issuances are approved by the Board.

(2) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Options or Convertible Securities then outstanding, regardless of whether the Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(4) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) Deemed Issue of Additional Shares of Common Stock.

(A) If the Company at any time or from time to time after the Original Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 4.5(f)(ii)(B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii) (either because the consideration per share (determined pursuant to Section 4.5(f)(iv)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issuance Date), are revised after the Original Issuance Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.5(f)(ii)(1) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 4.5(f)(ii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 4.5(f)(ii)).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4.5(f)(ii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Company shall, at any time after the Original Issuance Date and for so long as this Debenture remains outstanding, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.5(f)(ii)), without consideration or for a consideration per share (the “New Issuance Price”) less than the applicable Conversion Price (the “Applicable Price”) in effect immediately prior to such issue (each, a “Dilutive Issuance”), then the Conversion Price shall be reduced, concurrently with such issue, to an amount equal to the lowest price per share at which such share of Common Stock has been issued or sold (or is deemed to have been issued or sold, in the case of Additional Shares of Common Stock deemed to be issued pursuant to Section 4.5(f)(ii)) pursuant to the Dilutive Issuance; provided, that if such issuance or sale (or deemed issuance or sale) was without consideration, then the Company shall be deemed to have received an aggregate of $0.001 of consideration for all such shares so issued or deemed to be issued.

(iv) Determination of Consideration.  For purposes of this Section 4.5(f)(iv), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board and the Holders of a majority in outstanding principal amount of the Debentures held by Ribbon Communications Inc. and/or its affiliates.

(B) Options and Convertible Securities.  The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.5(f)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(I) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(v) Multiple Closing Dates.  In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 4.5(f)(iii), then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(g) Minimum Adjustment. No adjustment of the Conversion Price, however, shall be made in an amount less than one cent, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one cent or more.

(h) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4.5, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Debentures a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

(i) Notices of Record Date. If:

(i) the Company shall set a record date for the purpose of entitling the holders of its shares of Common Stock to receive a dividend, or any other distribution, payable otherwise than in cash;

(ii) the Company shall set a record date for the purpose of entitling the holders of its shares of Common Stock to subscribe for or purchase any shares of any class or to receive any other rights;

(iii) there shall occur any capital reorganization of the Company, reclassification of the shares of the Company (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company to another corporation; or

(iv) there shall occur a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, and in any such case, the Company shall cause to be sent to the holders of record of the outstanding Debentures, at least ten Trading Days prior to the dates hereinafter specified, a written notice stating the date (x) which has been set as the record date for the purpose of such dividend, distribution, or rights, or (y) on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place and the record date as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

4.6 Limitations on Number of Shares Issuable. Notwithstanding anything herein to the contrary, provided that the Common Stock remains listed for trading on the Nasdaq Stock Market or other national securities exchange, the aggregate number of shares of Common Stock issued upon conversion of the Debentures, together with the aggregate number of shares of Common Stock issued upon exercise of the Warrants, shall not exceed 19.9% of either (a) the total number of shares of Common Stock outstanding on the date hereof or (b) the total voting power of the Company’s securities outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company has obtained the Stockholder Approval [(as such term is defined in the Securities Purchase Agreement)].

4.7 Registration, Exchange and Transfer. The Company will keep a register in which, subject to such reasonable regulations as it may prescribe, it will register all Debentures. No transfer of this Debenture shall be valid as against the Company unless made upon such register. This Debenture is subject to the restrictions on transfer set forth on the face hereof. Upon surrender for transfer of this Debenture and compliance with said restrictions on transfer, the Company shall execute and deliver in the name of the transferee or transferees a new Debenture or Debentures for a like principal amount.

This Debenture, if presented for transfer, exchange, redemption or payment, shall (if so required by the Company) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or by his duly authorized attorney.

Any exchange or transfer shall be without charge, except that the Company may require payment of the sum sufficient to cover any processing cost, tax or governmental charge that may be imposed in relation thereto.

The Company may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof and interest hereon, for the conversion hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

5. Events of Default.

5.1. Definitions and Effect. In case one or more of the following “Events of Default” shall have occurred and be continuing:

(i) default in the payment of any amount due under this Debenture;

(ii) default in the performance of any covenant or agreement contained in this Debenture (other than as set forth in clause (i) of this Section 5.1), the Purchase Agreement, the Warrants, the Voting Agreement, the [NCP Subscription Agreement] or the Investor Rights Agreement (as such term is defined in the Purchase Agreement) and such default is not fully cured within 15 days after the occurrence thereof;

(iii) any representation or warranty made by the Company in the Purchase Agreement shall prove to have been false or incorrect or breached in a material respect on the date as of which made or as of the Closing Date (as defined in the Purchase Agreement);

(iv) the Company shall have admitted in writing its inability to pay its debts as they mature, or shall have made an assignment for the benefit of creditors, or shall have been adjudicated bankrupt;

(v) a trustee or receiver of the Company, or of any substantial part of the assets of the Company, shall have been appointed and, if appointed in a proceeding brought against the Company, the Company by any action or failure to act shall have indicated its approval of, consent to or acquiescence in such appointment, or, within 60 days after such appointment, such appointment shall not have been vacated, or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(vi) proceedings involving the Company shall have been commenced by or against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government, or any state government, or any non-US government, and, if such proceedings shall have been instituted against the Company, or the Company by any action or failure to act shall have indicated its approval of, consent to, or acquiescence therein, or an order shall have been entered approving the petition in such proceedings, and within 60 days after the entry thereof, such order shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

(vii) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, which judgments are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued.

then and in each and every such case, the holders of a majority in aggregate principal amount of then-outstanding Debentures held by Ribbon Communications Inc. and/or its affiliates may declare the principal and accrued but unpaid interest of all such Debentures to be due and payable immediately, by written notice to the Company, and upon any such declaration the same shall become and shall be immediately due and payable, subject to the subordination provisions of Section 3 hereof. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained, the holders of a majority in aggregate principal amount of the then-outstanding Debentures held by Ribbon Communications Inc. and/or its affiliates may, by written notice to the Company, rescind and annul such declaration. From and after the occurrence, and during the continuance, of the any Event of Default, irrespective of any declaration of maturity or default, all amounts remaining unpaid or thereafter accruing under this Debenture shall bear interest at a rate equal to the Default Rate. Such Default Rate shall also be charged on the amounts owed by the Company to Holder pursuant to any judgments entered in favor of Holder with respect to this Debenture.

5.2. Waiver. At any time before the date of any declaration accelerating the maturity of this Debenture, the holders of a majority in aggregate principal amount of then-outstanding Debentures held by Ribbon Communications Inc. and/or its affiliates may waive any Event of Default hereunder. Such waivers shall be evidenced by written notice or other document specifying the Event(s) of Default being waived and shall be binding on all existing or subsequent holders of such Debentures.

6. Prepayment. Notwithstanding anything set forth herein, the Company shall have the right to prepay the then-outstanding principal amount of this Debenture in whole but not in part (unless as to prepayment in part the Holders of a majority in principal amount of the Debentures held by Ribbon Communications Inc. and/or its affiliates consents otherwise), together with any accrued but unpaid interest thereon. To exercise such right, the Company shall give notice in writing of its election to prepay the Debentures to the holders of record of the Debentures to be prepaid, addressed to them at their respective addresses appearing on the books of the Company. In such notice, the Company shall designate a date for the prepayment not less than 30 days following the date of the notice. Prior to the date of prepayment specified in the notice, a Holder may elect to exercise the Holder Conversion Right.

7. Restrictions on Transfer.

7.1. Restricted Securities. By acceptance hereof, the Holder understands and agrees that this Debenture and the Common Stock receivable upon conversion hereof are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. In addition, the Holder understands and agrees that this Debenture is subject to the additional restrictions on transfer set forth in the legend appearing at the top of the first page of this Debenture.

7.2. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Debenture (or of Common Stock issuable upon conversion thereof) except in compliance with applicable state securities laws and unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) such disposition is made in accordance with Rule 144 under the Securities Act; or

(c) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act and will be in compliance with applicable state securities laws.

Notwithstanding anything contained herein to the contrary, Ribbon Communications Inc. shall have the right to elect to have a portion of the Debentures held by it redeemed by the Company pursuant to the Investor Rights Agreement.

7.3. Legends. It is understood that each Debenture and each certificate evidencing Common Stock acquired upon conversion thereof (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear the following legend (in addition to any legends which may be required in the opinion of the Company’s counsel by applicable state or federal laws):

[THIS DEBENTURE / THE SECURITIES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE COMPANY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT (A) AS SET FORTH IN SECTION 7.2 OF THE DEBENTURE AND (B) AS COLLATERAL TO THE LENDERS TO HOLDER(S) HEREOF).

8. Notices.

8.1. Notices to Holder of Debentures. Any notice required by the provisions of this Debenture to be given to the holders of Debentures shall be in writing and may be delivered by any means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.

8.2. Notices to the Company. Whenever any provision of this Debenture requires a notice to be given to the Company by the holder of any Debenture, the holder of Common Stock obtained upon the conversion of a Debenture or the holder of any other security of the Company obtained in connection with a recapitalization, merger, dividend or other event affecting a Debenture, then and in each such case, such notice shall be in writing and may be delivered by any means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the Company.

9. No Rights as Stockholder. This Debenture, as such, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. Headings and Governing Law. The descriptive headings in this Debenture are inserted for convenience only and do not constitute a part of this Debenture. The validity, meaning and effect of this Debenture shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws that would cause the laws of another jurisdiction to apply.

11. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under application law.

12. Amendment. With the consent of the holders of a majority in aggregate principal amount of the then-outstanding Debentures held by Ribbon Communications Inc. and/or its affiliates, the Company may amend this Debenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Debentures; provided, however, that no such amendment shall, without the consent of the holder of each outstanding Debenture affected thereby:

(a) change: (i) the maturity of the principal of, or any installment of interest on, any Debenture; or (ii) the coin or currency in which the principal of or interest on any Debenture is payable;

(b) reduce the principal amount thereof or the interest rate thereon;

(c) increase the Conversion Price thereof;

(d) reduce the percentage in principal amount of the outstanding Debentures the consent of whose holders is required for any amendment or waiver as provided for in the Debentures’ or

(e) amend, modify or waive this Section 12.

Prompt written notice that this Debenture has been amended in accordance with the terms of this Section shall be given to each holder of a Debenture. Upon such amendment, the Debentures shall be deemed modified in accordance therewith, such amendment shall form a part of this Debenture for all purposes, and every subsequent holder of Debentures shall be bound thereby.

Notwithstanding anything to the contrary contained herein, each of the Company and the Holder agrees, confirms and acknowledges that (i) the Senior Lender is an obligee and third-party beneficiary under Section 3 of this Debenture and has the right to enforce such provisions as if the Senior Lender were an original party hereto and (ii) until the Senior Credit Termination, no amendments, modifications, supplements, waivers or consents to the subordination provisions in Section 3 adverse to the Senior Lender will be effective without the consent of the Senior Lender.

13. Remedies. Holder shall have, in addition to the rights and remedies contained in this Debenture, all of the rights and remedies of a creditor, now or hereafter available at law or in equity. Holder may, at its option, exercise any one or more of such rights and remedies individually, partially, or in any combination from time to time, including, to the extent applicable, before the occurrence of an Event of Default. No right, power, or remedy conferred upon Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law or in equity. In addition to all other amounts payable upon and Event of Default, the Company shall reimburse Holder for all of its out of pocket expenses, including reasonable legal fees) incurred in the enforcement of Holder’s rights and remedies in respect of this Debenture.

14. Guarantee. At the Initial Closing, the Company shall cause AVCTechnologies USA, Inc., American Virtual Cloud Technologies Ireland Limited, Computex and each of its subsidiaries to execute a guaranty of this Debenture substantially in the form attached as Exhibit A hereto.

15. Loss or Destruction of Debenture. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Debenture, if mutilated, the Company will execute and deliver a new Debenture of like tenor and date. Any such new Debenture executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Debenture so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC. has duly caused this Debenture to be signed in its name and on its behalf by its duly authorized officer as of the date first above written.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:
Name:
Title:

Agreed to and accepted as of the date first written above:

HOLDER

By:
Name:
Title:

NOTICE OF CONVERSION

(to be signed upon conversion of the Debenture)

TO AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.:

The undersigned, the holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into ______ shares of the common stock of American Virtual Cloud Technologies, Inc., and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________________, whose address is __________________________________________________.

Dated: _____________________

____________________________

(signature)

____________________________

(address)

EXHIBIT A

FORM OF GUARANTY

TO BE DELIVERED BY COMPUTEX AND SUBSIDIARIES, AVCTECHNOLOGIES USA, INC. AND AMERICAN VIRTUAL CLOUD TECHNOLOGIES IRELAND LIMITED

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 3 OF THE DEBENTURES (AS DEFINED HEREIN) TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE DEBENTURES), AND EACH HOLDER OF THIS GUARANTY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SECTIONS 3 AND 12 OF THE DEBENTURES.

THIS GUARANTY (this “Guaranty”), dated as of ______________, 2020, between entities named as guarantors on the signature pages this Guaranty _____________ (the “Guarantors” and each a “Guarantor”), each of which Guarantors is a subsidiary of American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H

WHEREAS, the Company and has heretofore executed and delivered to the Holders one or more Convertible Debentures dated the date hereof in an aggregate principal amount of $__________ and may thereafter execute and deliver additional Convertible Debentures in an additional aggregate principal amount not to exceed $___________ (the “Debentures”);

WHEREAS, Section 14 of the Debentures provides that the Guarantors shall execute and deliver to each Holder a Guaranty pursuant to which the Guarantors shall unconditionally guarantee all of the Company’s obligations under the Debentures on the terms and conditions set forth herein (the “Debenture Guarantee”); and

WHEREAS, the Guarantors are authorized to execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, including the benefits to be received by the Guarantors from the financing provided by the issuance of the Debentures and the other securities issued contemporaneously therewith, the receipt of which is hereby acknowledged, each Guarantor and the Company mutually covenant and agree for the equal and ratable benefit of the Holders of the Debentures as follows:

1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given to them in the Debentures or the Purchase Agreement, as applicable.

2. AGREEMENT TO GUARANTEE.

(a) Each Guarantor hereby agrees, jointly and severally with all other Guarantors hereby, guarantees, to each Holder of a Debenture, irrespective of the validity and enforceability of the Debentures or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Debentures, if any, if lawful, and all other obligations of the Company to the Holders thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Debentures, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Debentures.

(c) If any Holder is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Debentures for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any such declaration of acceleration of such obligations, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any other Guarantor, or the Company, as the case may be, so long as the exercise of such right does not impair the rights of the Holders under the Debenture Guarantee.

(e) Each Guarantor, and by its acceptance of Debentures, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guaranty, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or conveyance.

3. NOTICES. All notices or other communications to each Guarantor shall be given as provided in Section 8.2 of the Debentures.

4. RATIFICATION OF DEBENTURES; GUARANTIES PART OF DEBENTURES. Except as expressly amended hereby, the Debentures are in all respects ratified and confirmed and all the terms, conditions and provisions thereof (including, without limitation, the terms and provisions of Section 3 of the Debentures in favor of the Senior Lender as defined therein) shall remain in full force and effect. This Guaranty shall form a part of the Debentures for all purposes, and every holder of Debentures heretofore or hereafter authenticated and delivered shall be bound hereby.

5. GOVERNING LAW. THIS GUARANTY AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, with the laws of the State of Delaware without giving effect to principles of conflict of laws that would cause the laws of another jurisdiction to apply.

6. COUNTERPARTS. The parties may sign any number of copies of this Guaranty. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and attested, all as of the date first above written.

Dated:                 , 20

[GUARANTOR]

By:
Name:
Title:

EXHIBIT B

FORM OF JOINDER

THIS JOINDER to the Convertible Debenture, dated as of __________, 2020 (the “Debenture”), issued by American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”), to _______________ ( “Original Holder”), is executed and delivered as of the date below by ______________ ( “New Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Debenture.

WHEREAS, on the date hereof, Original Holder has assigned to New Holder all of the Original Holder’s rights under the Debenture, and the Debenture requires New Holder, as a transferee of the Debenture, to execute a joinder to the Debenture.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Holder hereby agrees as follows:

1. Agreement to be Bound. New Holder hereby (a) acknowledges that New Holder has received and reviewed a complete copy of the Debenture and (b) agrees that upon execution of this Joinder, New Holder shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Debenture applicable to the Holder thereof (including, without limitation, the provisions of Sections 3 and 12 thereof), as though an original party thereto.

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns.

3. Headings and Governing Law

. The descriptive headings in this Joinder are inserted for convenience only and do not constitute a part of this Joinder. The validity, meaning and effect of this Joinder shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws that would cause the laws of another jurisdiction to apply.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date set forth below.

By:
Name:
Title:

Date: